Exhibit 10.2

33 New York Avenue
Framingham, Massachusetts 01701
(the “Building”)

FIRST AMENDMENT

EXECUTION DATE:	December 2, 2020
LANDLORD:	CRP/KING 33 NY AVE. OWNER, L.L.C., a Delaware limited liability company

TENANT:	CRISPR THERAPEUTICS, INC., a Delaware corporation

PREMISES:

Areas on the first (1st) floor of the Building, the Generator Area, the Loading Dock Premises, and the roof of the Building, containing approximately 50,249 rentable square feet of space in the aggregate. The Premises consist of:

Prime Premises, which will be located on first (1st) floor in the southerly portion of the Building, closest to New York Avenue;

Rooftop Equipment Premises, which will be located on the Building rooftop; and

Generator Area, as defined in Section 1.3(c) of the Lease.

Loading Dock Premises, which will be located in the Building’s loading dock area and will consist of two (2) of the Building’s six (6) loading bays, which two loading bays are dedicated to Tenant’s exclusive use and shall be enclosed as part of the Landlord’s Work pursuant to Exhibit 4 of the Lease.

The term “Premises” shall mean the (i) Prime Premises, (ii) Rooftop Equipment Premises, the (iii) Generator Area, and (iv) the Loading Dock Premises, as applicable.  The Premises are shown on the Lease Plans attached to the Lease as Exhibit 1A, Exhibit 1B, and Exhibit 1C (the “Lease Plans”).

DATE OF LEASE:	May 5, 2020

WHEREAS, Landlord and Tenant desire to amend certain provisions of the above-described lease (the “Existing Lease”) relating to certain items of Landlord’s Work and Tenant’s Work on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the Existing Lease is hereby amended as set forth herein (the Existing Lease, as amended by this First Amendment, shall hereafter be referred to as the “Lease”).  Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this First Amendment.

1.	LANDLORD’S WORK; TENANT CHANGES

Tenant has requested certain Tenant Changes to accommodate Tenant’s construction schedule of Tenant’s Work, and Landlord has agreed to such Tenant Changes, which provide, among other things, that certain items set forth on Exhibit 4-5 attached hereto and identified as “CE #006 - Deferred work to Commodore for early access, CE #007 - Defer CW2 Entry corridor work to Commodore, CE #016 - Defer Addition SOG pour, and CE #019 - Defer placement of sidewalk outside electrical room” (the “Reallocated Work Items”) that were previously included as part of Landlord’s Work and shown on the Construction Documents now will be performed by Tenant’s contractor as part of Tenant’s Work, and will be shown on Tenant’s Plans for Tenant’s Work.  In connection therewith, the definitions of Base Building Work and Landlord’s Work are hereby amended to exclude the Reallocated Work Items, and the Substantial Completion of Landlord’s Work shall be considered to have occurred upon Substantial Completion of Landlord’s Work, as amended hereby to exclude the Reallocated Work Items.  Tenant shall perform the Reallocated Work Items as part of Tenant’s Work. In addition, Landlord shall provide Tenant with a credit against the Cost Differential payable by Tenant in an amount equal to the cost of the Reallocated Work Items, which such amount is set forth on Exhibit 4-5 attached hereto.

2.	EARLY ACCESS

In addition, the Tenant Changes provide that Landlord’s contractor perform certain interim additional work set forth on Exhibit 4-5 attached hereto and identified as “CE #012 - Build Temp construction for Commodore Early Access” to facilitate Tenant’s and Tenant’s contractor’s early access into the Premises.  In connection with the foregoing Tenant Changes, Tenant shall be permitted early access to the Premises in accordance with Section 1.4(b) of the Existing Lease, except that the Early Access Date is hereby amended to be (i) approximately January 15, 2021 with respect to the portions of the Premises labeled “Jan 15” on Exhibit 4-6 attached hereto and (ii) approximately February 16, 2021 with respect to the portions of the Premises labeled “Feb 16” on Exhibit 4-6 attached hereto, provided that Landlord and Tenant agree to coordinate such access so as not to materially interfere with the performance of the Landlord’s Work.  All such early access shall be in accordance with the terms and conditions of Section 1.4(b) and Section 3.2 of the Existing Lease.

3.	MISCELLANEOUS

A.Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment.  Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

B.Ratification. In all other respects, except as expressly modified herein, the Lease is hereby ratified and confirmed and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect.  The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for any of the terms and conditions set forth in this First

Amendment, and this First Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this First Amendment to Tenant.

C.Conflict. In the event that any of the provisions of the Existing Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

D.Counterparts. This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.  This First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on following page]

IN WITNESS WHEREOF the parties hereto have executed this First Amendment as of the Execution Date.

LANDLORD:

CRP/KING 33 NY AVE. OWNER, L.L.C.,

a Delaware limited liability company

By:	CRP/King 33 NY Ave. Venture, L.L.C., its sole member
By:	King Jackson LLC, its administrative member
By:	King Street Properties Investments LLC,

its manager

By:	/s/ Thomas Ragno
Name:	Thomas Ragno
Its Manager

TENANT:

CRISPR THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Michael Tomsicek
	Name:	Michael Tomsicek
	Title:	CFO

EXHIBIT 4-5

TENANT CHANGE ORDER

[***]

Exhibit 4-5

EXHIBIT 4-6

TENANT EARLY ACCESS PLAN

[***]

Exhibit 4-6